                                                                    Exhibit 4(d)


                            CASE CREDIT CORPORATION

                      ACTIONS OF THE AUTHORIZED OFFICERS


     Pursuant to the authority granted by the Board of Directors of Case Credit Corporation (the "Company") in its September 15, 1997 resolutions, the undersigned agree as follows:

          1. The Company shall issue $150,000,000 aggregate principal amount of the Company's 6-3/4% Notes Due October 21, 2007 (the "Notes").

          2. The Company shall issue and sell Notes to Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities, Inc. (collectively, the "Underwriters") pursuant to an Underwriting Agreement dated October 16, 1997, and a Terms Agreement, dated October 16, 1997 ("Terms Agreement"), among the Company and the Underwriters, upon the terms and conditions set forth therein, to be issued under and in accordance with an Indenture, dated as of October 1, 1997 between the Company and The Bank of New York, as Trustee ("Trustee"), relating to the Company's Notes (the "Indenture").

          3. In addition to the other terms provided in the Indenture with respect to securities issued thereunder, all as more particularly described in the Terms Agreement, the Prospectus and the Prospectus Supplement relating to the Notes and the form of Note referred to below, the Notes shall contain the following terms:

          (a)  The Notes shall be entitled "6-3/4% Notes Due October 21, 2007";

          (b) Subject to the terms of the Indenture, the Notes shall be limited in aggregate principal amount to $150,000,000;

          (c) Interest shall be payable to the persons in whose names the Notes are registered at the close of business on the applicable Regular Record Date (as defined below);

          (d)  The principal of the Notes is payable on October 21, 2007;

          (e) The Notes shall bear interest at the rate of 6-3/4 per annum beginning October 21, 1997. Subject to the terms of the Indenture, interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months and will be payable semi-annually on the 21st day of April and October of each year (each an "Interest Payment Date"), commencing on April 21, 1998. Interest shall be paid to persons in whose names the Notes (or any predecessor Notes) are registered at the close of business on the April 7 or October 7, as the case may be, next preceding the Interest Payment Date (each a "Regular Record Date");

          (f) Payment of the principal of, premium, if any, and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York;

          (g) The Notes will be redeemable in whole or in part at any time at the option of the Company at a redemption price (the "Redemption Price") equal to the greater of: (i) 100% of the principal amount of such Notes, plus accrued but unpaid interest thereon to the date of redemption (the ARedemption Date@) and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued but unpaid interest thereon to the Redemption Date. If a Redemption Date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the Redemption Date, only the unaccrued portion of such interest payment as of the Redemption Date shall be included in any present value calculation pursuant to clause (ii).

               "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

               "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

               "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities, Inc., their respective successors and any other primary U.S. Government securities dealer in New York (a "Primary Treasury Dealer") selected by the Company pursuant to Section 3.1 in addition to, or in substitution for, any of such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

               Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed.

               Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption;

          (h)  The Notes shall not provide for any sinking fund;

          (i) The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof;

          (j) The payment of the principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

          (k) The payment of principal of, premium, if any, and interest on the Notes shall not be determined with reference to an index or formula (except as described in clause (g));

          (l) There shall be no optional currency or currency unit in which the payment of principal of, premium, if any, and interest on the Notes shall be payable;

          (m) Both Section 13.2 and Section 13.3 of the Indenture shall apply to the Notes;

          (n) The Notes shall be in the form of Book Entry Securities as set forth in Section 3.5 of the Indenture;

          (o) The principal amount of the Notes shall be payable upon declaration of acceleration pursuant to Section 5.2 of the Indenture;

          (p) Settlement for the Notes will be made by the Underwriters in immediately available funds and all payment of principal and interest on the Notes will be made by the Company in immediately available funds; the Notes will trade in the Depository Trust Company's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore settle in immediately available funds; and

          (q) The other terms and conditions of the Notes shall be substantially as set forth in the Indenture and in the Prospectus and the Prospectus Supplement relating to the Notes.

     4. The form of the Notes shall be substantially as attached hereto as Exhibit A.

     5. The price at which the Notes shall be sold by the Company to the Underwriters pursuant to the Terms Agreement shall be 99.264% of the principal amount thereof, plus accrued interest, if any, from October 21, 1997 to the time of delivery.

     6. The Notes initially will be offered to the public by the Underwriters at 99.914% of the principal amount thereof, plus accrued interest, if any, from October 21, 1997 to the time of delivery.

     7. The execution and delivery of the Underwriting Agreement, dated October 16, 1997, and the related Terms Agreement, dated October 16, 1997(substantially in the form attached hereto as Exhibit B), is hereby approved.

     8. Any officer of this Company specified in the first paragraph of Section
3.3 of the Indenture is hereby authorized and empowered to execute the Notes of this Company in the form he deems appropriate, and to deliver such Notes to the Trustee with a written order directing the Trustee to have the Notes authenticated and delivered to such persons as such officer designates.

     9. The Bank of New York is hereby designated and appointed as Paying Agent and Securities Registrar with respect to the Notes.

     IN WITNESS WHEREOF, on behalf of the Company, the undersigned Authorized Officers of the Company have executed this Officers' Certificate as of this 16th day of October, 1997.


                                    CASE CREDIT CORPORATION



                                    By: /s/ KENNETH R. GANGL
                                       ----------------------------
                                     Name:    Kenneth R. Gangl
                                     Title:   President and Chief
                                              Executive Officer



                                    By: /s/ ROBERT A. WEGNER
                                       -----------------------------
                                     Name:    Robert A. Wegner
                                     Title:   Vice President and
                                              Chief Financial Officer

                            CASE CREDIT CORPORATION

                               6-3/4% Note Due 2007


No. 1001                                                            $150,000,000
CUSIP No.   147433ACO


          This Security is a Book-Entry Security in a global form within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of a Depository. This global Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

          Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                            CASE CREDIT CORPORATION

          CASE CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on October 21, 2007, and to pay interest thereon from October 21, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 21 and October 21 in each year, commencing April 21, 1998, at the rate of 6:% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be April 7 or October 7 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the

Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

          The Securities of this series will be redeemable in whole or in part at any time at the option of the Company at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of such Securities, plus accrued but unpaid interest thereon to the date of redemption (the ARedemption Date@) and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued but unpaid interest thereon to the Redemption Date. If a Redemption Date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the Redemption Date, only the unaccrued portion of such interest payment as of the Redemption Date shall be included in any present value calculation pursuant to clause (ii).



          "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

          "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities, Inc., their respective successors and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by the Company pursuant to Section 3.1 of the Indenture in addition to, or in substitution for, any of such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Securities of this series to be redeemed.

          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

          The Securities of this series shall not provide for a sinking fund.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 21, 1997

(seal)                              CASE CREDIT CORPORATION

                                    By: /s/ ROBERT A. WEGNER
                                        ----------------------------------
                                        Name:  Robert A. Wegner
                                        Title: Vice President and Chief
                                               Financial Officer

Attest:


By: /s/ DAWN M. BECK
    ----------------------------
    Name: Dawn M. Beck
    Its:  Assistant Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned
Indenture.

Dated: October 21, 1997


By: /s/ MARY LAGUMINA
    ----------------------------
        Authorized Signatory

                            CASE CREDIT CORPORATION
                                Debt Securities

                                TERMS AGREEMENT
                                ---------------

                                                                October 16, 1997

To:  The Underwriters identified herein

Ladies and Gentlemen:

          Case Credit Corporation (the "Company") agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the document entitled "Case Credit Corporation, Debt Securities, Underwriting Agreement" dated October 16, 1997 a copy of which is attached hereto as Annex I ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

          Title: 6 3/4% Notes due October 21, 2007 (the "Notes").

          Principal Amount: $150,000,000.

          Interest: 6 3/4% per annum, from October 21, 1997, payable semiannually on April 21 and October 21, commencing April 21, 1998, to holders of record on the preceding April 7 or October 7, as the case may be.

          Maturity: October 21, 2007.

          Optional Redemption: As set forth under "Description of Notes-Optional Redemption" in the Prospectus Supplement dated October 16, 1997 ("Prospectus Supplement") to the Prospectus dated October 16, 1997 of the Company relating to the Notes.

          Sinking Fund:  None.

          Listing:  None.

          Delayed Delivery Contracts:  None.

          Purchase Price: 99.264% of principal amount, plus accrued interest, if any, from October 21, 1997.

          Expected Reoffering Price: 99.914% of principal amount, subject to change by the Underwriters.

          Closing: 9:00 A.M., Chicago time, on October 21, 1997, at the offices of Mayer, Brown & Platt, 190 S. LaSalle Street, Chicago, Illinois 60603, immediately available funds.

          Settlement and Trading:  Book-Entry only via DTC.

          Blackout: Until 14 days after the date of this Terms Agreement; provided, however, that the provisions of Section 4(i) of the Underwriting Agreement and this blackout shall not apply to any asset-backed securities issued or guaranteed by the Company or any of its subsidiaries.

          Names and Addresses of Underwriters:

          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          World Financial Center - North Tower
          250 Vesey Street
          New York, New York 10281

          NationsBanc Montgomery Securities, Inc.
          233 South Wacker Drive, Suite 2800
          Chicago, Illinois  60606

          The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

          The provisions of the Underwriting Agreement are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Underwriting Agreement had been set forth in full herein. Terms defined in the Underwriting Agreement are used herein as therein defined.

          For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, the legend concerning stabilizing on the inside front cover page of the prospectus supplement and the fol-lowing information appearing under the caption "Underwriting" in the Prospectus
Supplement: the statements in the second paragraph and the statements in the second sentence of the third paragraph.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,


                                       CASE CREDIT CORPORATION


                                       By:
                                           ----------------------------------

The foregoing Terms Agreement is hereby
  confirmed and accepted as of the date
  first above written.

  MERRILL LYNCH, PIERCE,
    FENNER & SMITH INCORPORATED

  By
     -----------------------------
     Name:
     Title:

  NATIONSBANC MONTGOMERY
    SECURITIES, INC.

  By
     -----------------------------
     Name:
     Title:

                                  SCHEDULE A


           Underwriter                              Principal
           -----------                                Amount
                                                   ------------
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated                                 $ 75,000,000
NationsBanc Montgomery Securities, Inc.            $ 75,000,000
                                                   ------------
      Total                                        $150,000,000
                                                   ============

                            CASE CREDIT CORPORATION

                                Debt Securities

                             UNDERWRITING AGREEMENT

                                                                October 16, 1997

To the Underwriter or
Underwriters named in
the within mentioned
Terms Agreement

Ladies and Gentlemen:

          1. Introductory. Case Credit Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statements referred to in
Section 2(a) (the "Securities"). The Securities will be issued under an indenture, dated as of October 1, 1997 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. Particular series of the Securities, will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

          The Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such Offered Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

          2.  Representations and Warranties.

          The Company, as of the date of each Terms Agreement referred to in
Section 3, represents and warrants to, and agrees with, each Underwriter that:

          (a) A registration statement (No. 333-35815), including a prospectus, and a registration statement (No. 33-80775) relating to the Securities have each been filed with the Securities and Exchange Commission ("Commission") and has been declared effective under the Securities Act of 1933, as amended (collectively with all rules and regulations of the Commission thereunder, the "Act"). Such registration statements, as amended at the date of any Terms Agreement referred to in Section 3 (the "Terms Agreement Date"), including all documents incorporated therein by reference and all exhibits thereto, are hereinafter referred to as the "Registration Statement", and the prospectus included in the registration statement No. 333-35815, as supplemented as contemplated by Section 3 to reflect the terms of the applicable Offered Securities and the terms of offering thereof as most recently filed, or transmitted for filing, with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act including all material and information incorporated by reference therein, is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of Securities, which differs from the Prospectus most recently filed, or transmitted for filing, with the Commission (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use, including all material and information incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any prelimi-nary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (together with all rules and regulations of the Commission thereunder, the "Exchange Act"), after the effective date of the Registration Statement, or the issue date of any preliminary prospectus or the Prospectus, as the case may be, and on or prior to the completion of the applicable offering and which is deemed to be incorporated therein by reference. Copies of such Registration Statement and the Prospectus relating thereto, any such amendment or supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the Terms Agreement Date (including one fully executed copy of the Registration Statement and of each amendment thereto for counsel for the Underwriters) have been delivered to each of the Representatives. The Registration Statement and the Prospectus shall be in all material respects in the form furnished to the Underwriters prior to the Terms Agreement Date or, to the extent not completed or required to be amended at the Terms Agreement Date, shall contain only such additional material information and other material changes as the Company has advised the Underwriters, a reasonable time prior to the Terms Agreement Date, is to be included or made therein and as to which the Underwriters have not reasonably objected.

          (b) On the effective date of the Registration Statement relating to the Registered Securities (the "Effective Date"), such registration statement conformed as to form in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (collectively with all rules and regulations of the Commission thereunder, "Trust Indenture Act"), and the other applicable rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Prospectus will conform as to form in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and on such date the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (a) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein and (b) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement (the "Form T-1").

          (c) (A) No stop order suspending the effectiveness of the Registration Statement is in effect and, to the knowledge of the Company, no proceedings for that purpose are pending before or threatened by the Commission and (B) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed as to form in all material respects with the Exchange Act and did not, or will not when so filed, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, excluding any statement in any such document that does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 under the Act; provided, however, that this representation and warranty shall not apply to any statements in or omissions from any such documents based upon written information furnished to the Company by any Underwriter, through the Representatives, if any, specifically for use therein.

          (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations or financial condition of the Company and its consolidated subsidiaries (as defined in Rule 1-02(x) of the Commission's Regulation S-X), taken as a whole (a "Material Adverse Effect").

          (e) Each subsidiary (including, if applicable, partnerships of which the Company is a general partner) of the Company that meets the conditions for a "significant subsidiary" set forth in Rule 1-02(w) of the Commission's Regulation S-X (collectively, the "Subsidiaries") is duly organized and validly existing as a corporation or partnership in good standing (if applicable) under the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation or partnership and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.

          (f) The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company and will conform in all material respects to the description thereof contained in the Prospectus, and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to public policy considerations and to general equity principles.

          (g) The Offered Securities have been approved for listing on the stock exchange, if any, indicated in the Terms Agreement, subject to notice of issuance.

          (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as are required under the Act and the Trust Indenture Act and such as may be required under state securities laws.

          (i) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof do not and will not (i) contravene any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or of any of the Subsidiaries, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a default under), or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or of any of the Subsidiaries under, any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over any of them or any of their respective properties, assets or operations, or any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties, assets or operations of any of them is subject, other than any such breach, violation, default, lien, charge or encumbrance as would not singly or in the aggregate with all such other breaches, violations, defaults, liens, charges or encumbrances reasonably be expected to have a Material Adverse Effect.

          (j) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

          (k) The Company and the Subsidiaries have such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("Licenses") as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the Prospectus, and all such Licenses are valid and in full force and effect, other than any failure to have any such License or any failure of any such License to be valid and in full force and effect as would not singly or in the aggregate with all such other failures have a Material Adverse Effect.

          (l) Except as set forth in the Registration Statement and the Prospectus, the properties, assets and operations of the Company and the Subsidiaries are in compliance in all material respects with all applicable Federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), other than any such failure to be in compliance as would not singly or in the aggregate with all such other failures known to the Company reasonably be expected to have a Material Adverse Effect. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, to the best knowledge of the Company and except as set forth in the Registration Statement and the Prospectus, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of the Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Environmental Laws, other than any such interference or prevention as would not singly or in the aggregate with any such other interference or prevention known to the Company reasonably be expected to have a Material Adverse Effect.

          (m) Except as set forth in the Registration Statement and the Prospectus, there are no pending actions, suits, proceedings or investigations against or affecting the Company or any of the Subsidiaries, or with respect to which the Company or any of the Subsidiaries is responsible by way of indemnity or otherwise, that would singly or in the aggregate with all such other actions, suits, investigations or proceedings reasonably be expected to have a Material Adverse Effect, or reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture, the Offered Securities or any Delayed Delivery Contract; and, to the best knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, no such actions, suits, proceedings or investigations are threatened.

          (n) Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectus, except as disclosed in or contemplated by the Prospectus: (A) Neither the Company nor any Subsidiary has sustained any material loss or interference with its consolidated business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (B) There has been no material increase in the long-term indebtedness of the Company, no material change in the capital stock of the Company and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock not consistent with past practice; and (C) There has not been or become known any Material Adverse Effect, or any development that could singly or in the aggregate with all other developments reasonably be expected to result in a Material Adverse Effect.

          (o) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (p) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

          (q) Except as set forth in the Registration Statement and the Prospectus, no labor disturbance by the em-ployees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened, that would singly or in the aggregate with all such other labor disturbances reasonably be expected to have a Material Adverse Effect.

          (r) The audited consolidated and combined financial statements of the Company and the Case Credit Business (as defined in Note 2 to the Company's financial statements contained in the Company's Form 10-K for the fiscal year ended December 31, 1996) and related schedules, if any, and notes included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein) and fairly present the consolidated and combined financial condition, results of operations, cash flows, changes in combined equity and changes in stockholders' equity, as the case may be, of the Company or the Case Credit Business, as the case may be, on a consolidated or combined basis, as the case may be, at the dates and for the periods presented. The unaudited consolidated financial statements of the Company and the related notes included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial condition, results of operations, cash flows, changes in combined equity and changes in stockholders' equity, as the case may be, of the Company at the dates and for the periods to which they relate, subject to year-end audit adjustments, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein) and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above, except as otherwise stated therein. The historical financial information and statistical data, if any, set forth or incorporated by reference in the Prospectus under the captions "Summary Historical and Pro Forma Financial Data of the Company," "Selected Historical Financial Data of the Company" and "Capitalization of the Company" or under any similar caption present fairly the information shown therein and, except as otherwise stated therein, have been compiled on a basis consistent with that of the audited consolidated and combined financial statements of the Company and, if ap-plicable, the Case Credit Business, as the case may be, included or incorporated by reference in the Registration Statement and the Prospectus. If pro forma financial statements with respect to the Company or the Case Credit Business are included or incorporated by reference in the Registration Statement and the Prospectus, such pro forma financial statements and other pro forma financial information included in the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No pro forma financial statements or other pro forma financial information with respect to the Company or the Case Credit Business is required to be included or incorporated by reference in the Registration Statement and the Prospectus other than those included or incorporated by reference therein. The Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the caption "Ratio of Earnings to Fixed Charges" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement substantially in the form of Annex II attached hereto ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agree-ment will also specify the time and date of delivery and payment (such time and date, or such other time not later than ten full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

          If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Lead Underwriter for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company at its option executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advises the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

          If the Terms Agreement does not specify "Book-Entry Only" settlement, the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully reg-istered form, in such denominations and registered in such names as the Lead Underwriter requests.

          If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Offered Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") or with DTC and registered in the name of a nominee for DTC. Interests in any permanent global Offered Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account in New York or Chicago previously designated to the Lead Underwriter by the Company at a bank reasonably acceptable to the Lead Underwriter, in each case drawn to the order of Case Credit Corporation at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC or to DTC of the Global Securities representing all of the Offered Securities.

          4. Certain Agreements of the Company. The Company agrees with the several Underwriters that in connection with each offering of Offered
Securities:

               (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(1) or (2), as applicable (or, if applicable and if consented to by the Lead Underwriter (which consent shall not be unreasonably withheld), subparagraph (4) or (5), as applicable), not later than the second business day following the execution and delivery of the Terms Agreement or, if applicable, such later time as may be permitted by Rule 424.

               (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement (including any post-effective amendment) or the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Offered Securities which differs from the prospectus most recently filed, or transmitted for filing, with the Commission, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement and, after the date of the Terms Agreement and prior to the later of the purchase and payment for the Offered Securities on the Closing Date and the completion of distribution by the Underwriters of the Offered Securities, will not effect any such amendment or supplementation without the prior consent of the Lead Underwriter, which consent shall not be unreasonably withheld or delayed, unless in the opinion of counsel for the Company such amendment or supplement is required by law; and the Company will also advise the Lead Underwriter promptly of (i) the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, (ii) of the receipt of any comments from the Commission or of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information and (iii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs, condition exists or information becomes known as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event, condition or information and will, subject to paragraph (b) of this Section 4, promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement complying with Section 11(a) of the Act and the Rules and Regulations (including at the option of the Company Rule 158 under the Act).

          (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests.

          (f) The Company will arrange for the qualification of the Offered Securities under the laws of such jurisdictions as the Lead Underwriter reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

           (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives upon their request and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year if the Company prepares such a report; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), including, without limitation, all costs and expenses (i) incurred in connection with the preparation, issuance, execution and delivery of the Offered Securities, (ii) in-curred in connection with the preparation, printing and filing under the Act and the Exchange Act, if applicable, of the Registration Statement, the Prospectus, any preliminary prospectus and each prospectus supplement (including in each case all exhibits, amendments and supplements thereto),
     (iii) in connection with the listing, if any, of the Offered Securities on any securities exchange set forth in the Terms Agreement, (iii) incurred in connection with the engagement of any qualified independent underwriter as may be required by rules and regulations of the National Association of Securities Dealers, Inc., (iv) incurred in connection with the rating of the Offered Securities, (v) relating to the fees and expenses of the Trustee, including the fees and expenses of counsel to the Trustee and (vi) relating to or in connection with the duplication costs and delivery of this Agreement, the Terms Agreement, the Indenture, any supplemental indenture relating thereto, the agreement among underwriters, each other document or instrument relating to the underwriting arrangements and any dealer agreements, and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees or other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Lead Underwriter may reasonably designate and the printing of memoranda relating thereto, for any applicable filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

          (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior consent of the Lead Underwriter for a period beginning at the time of execution of the Terms

     Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

          (j) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time period required by the Exchange Act.

          5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein on and as of the Closing Date as if made on and as of the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Arthur Andersen LLP in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (b) If any amendment to the Registration Statement filed prior to the Terms Agreement Date has not been declared effective as of the Terms Agreement Date, such amendment shall have been declared effective not later than 5:30 p.m. (New York City time) on the Terms Agreement Date. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and be continuing in effect and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission. No amendment or supplement to the Prospectus shall have been filed to which the Lead Underwriter shall have objected pursuant to Section 4(b).

          (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly, the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including any Representatives, materially impairs the investment quality of the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review with possible negative implications its rating of any debt securities or preferred stock of the Company; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received a signed opinion, dated the Closing Date and addressed to the Underwriters, of Mayer, Brown & Platt, special counsel for the Company, substantially to the effect that:

               (i) The Company is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions within the United States of America in which its ownership or leasing of prop-erty or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a material adverse effect upon its operations or financial condition;

               (ii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act; the Securities have been duly authorized by the Company; the Offered Securities (other than any Contract Securities) have been duly executed, authenticated and delivered by the Company; the Indenture and the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to public policy considerations and to general equity principles; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold will conform, in all material respects to the description thereof contained in the Prospectus;

               (iii) To the best of their knowledge without independent inquiry, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as are required and have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws (it being understood that such opinion may be limited to such consents, approvals, authorizations, orders and filings which, in such counsel's experience, are custom-arily applicable to transactions of the type contemplated by this Agreement, the Terms Agreement and the Indenture);

               (iv) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, any Subsidiary incorporated in the United States of America or any of their respective properties known to such counsel, or the charter or by-laws of the Company, or any such Subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (v) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Securities, as of its effective date, the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that such registration statement, as of its effective date, or any amendment thereto, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data contained in the Registration Statement or the Prospectus;

               (vi) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company; and

               (vii) Each document filed pursuant to the Exchange Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied as to form in all material respects with the applicable requirements of the Exchange Act when so filed.

          Such counsel in rendering such opinion may rely as to certain matters of fact on certificates of officers of the Company and of public officials; provided, however, that such certificates shall have been delivered to the Representatives on or prior to the Closing Date.

          (e) The Representatives shall have received a signed opinion, dated the Closing Date and addressed to the Underwriters, of Richard S. Brennan, General Counsel and Secretary of Case Corporation, substantially to the effect that:

               (i) To the best of his knowledge, no consent, approval or authorization of any third party is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made and are in full force and effect and such as may be required under state securities laws;

               (ii) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (including, without limitation, any event or condition which, with notice or lapse of time, or both, would constitute a default under), any material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject;

               (iii) Except as set forth in the Prospectus, there are no material pending legal proceedings known to such counsel to which the Company or any Subsidiary is a party or of which the property of the Company or any Subsidiary is the subject, and to the best knowledge of such counsel no such proceeding is contemplated; and

               (iv) Such counsel has no reason to believe that the registration statement relating to the Registered Securities, as of its effective date, or any amendment thereto, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.

          Such counsel in rendering such opinion may rely as to certain matters of fact on certificates of officers of the Company and of public officials; provided, however, that such certificates shall have been delivered to the Representatives on or prior to the Closing Date.

               (f) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Indenture, the Delayed Delivery Contracts, if any, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (g) The Representatives shall have received a certificate or certificates, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and is in effect and, to such officer's knowledge, no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company or its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate and reasonably acceptable to the Lead Underwriter.

               (h) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen LLP to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

          (i) On the Terms Agreement Date (or as otherwise specified in the Terms Agreement), the Offered Securities shall have been approved for listing on the securities exchange set forth in the Terms Agreement upon notice of issuance.

          (j) The Company shall have complied with the provisions of Section 4(e) hereof with respect to the furnishing of Prospectuses.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

          6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed included in the Registration Statement by virtue of Rule 430A under the Act or Rule 434 under the Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to the fourth sentence of Section 6(c), the fees and disbursements of counsel chosen by the Lead Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; provided, further, however, that the foregoing indemnity with respect to any untrue statement in or omission from any preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities if (i) the Company has complied with Section 4(b), (c) and (e) of this Agreement, and
(ii) a copy of the Prospectus had not been sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person if required by the Act and the Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. For purposes of the second proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary prospectus or the Prospectus to any person.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and each person if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity agreement in
Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Lead Underwriter expressly for use in the Registration Statement (or any amendment thereto), or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnification may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Lead Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent in-cludes an unconditional written release in form and substance satisfactory to the indemnified parties of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it reasonably considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

          (e) If the indemnification provided for in Section 6(a) or (b) hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 under the Act is used, the corresponding location on the related term sheet, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover.

          The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 6(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 6(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 6(e) are several in proportion to the principal amount of the Offered Securities set forth opposite their respective names in Schedule A to the Terms Agreement and not joint.

          7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Under-writer under this Section 7. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section 7 shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

          8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person of any of them, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to
Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 and the provisions of Section 13 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

          9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address set forth in the Terms Agreement or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 700 State Street, Racine, Wisconsin 53404, Attention: Chief Financial Officer with a copy to Case Corporation, 700 State Street, Racine, Wisconsin 53404, Attention:
Treasurer.

          10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

          11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

          12. Counterparts. This Agreement and the Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          If the foregoing is in accordance with your understanding, please sign and return six counterparts hereof.

                                       Very truly yours,

                                       CASE CREDIT CORPORATION



                                       By: ________________________________
                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED,
as of the date first above written

By: MERRILL LYNCH, PIERCE, FENNER
     & SMITH INCORPORATED


    By: ____________________________
        Name:
        Title:


By: NATIONSBANC MONTGOMERY
     SECURITIES, INC.


    By: ____________________________
        Name:
        Title:

                                                                         ANNEX I

            (Three copies of this Delayed Delivery Contract should
               be signed and returned to the address shown below
              so as to arrive not later than 9:00 A.M., New York
                        time, on ..........., 19..../*/)


                           DELAYED DELIVERY CONTRACT
                           -------------------------

                                             [                ], [             ]

CASE CREDIT CORPORATION
c/o [Insert name of Underwriter]

Ladies and Gentlemen:

          The undersigned hereby agrees to purchase from Case Credit Corporation, a Delaware corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert--as of the date hereof, for
delivery on             , 19  ("Delivery Date"),]

                                $..............

principal amount of the Company's [Insert title of securities] ("Securities"),
offered by the Company's Prospectus dated           , 19   and a Prospectus
Supplement dated                 , 19   relating thereto, receipt of copies of
which is hereby acknowledged, at   % of the principal amount thereof plus
accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

          [If two or more delayed closings, insert the following:



--------------
/*/ Insert date that is two full business days prior to Closing Date under Terms Agreement.

          The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

Delivery Date                                    Principal Amount
-------------                                    ----------------

 ........................                            ..........

 ........................                            ..........


Each of such delivery dates is hereinafter referred to as a Delivery Date.]

          Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order by certified or official bank check in --New York--Chicago--Clearing House
(next day) --Federal (same day)-- funds at the office of    at    .M. on--the--
such--Delivery Date upon delivery to or for the account of the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive fully registered form and-- in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

          It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

          Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by--a copy--copies--of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

          This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                       Yours very truly,

                                       ........................................
                                                 (Name of Purchaser)

                                       By .....................................

                                       ........................................
                                                 (Title of Signatory)

                                       ........................................

                                       ........................................
                                                (Address of Purchaser)

Accepted, as of the above date.

CASE CREDIT CORPORATION

By _____________________________
         (Insert Title]

                           [Form of Terms Agreement]

                                                                        ANNEX II

                            CASE CREDIT CORPORATION
                                  ("Company")

                                Debt Securities

                                TERMS AGREEMENT
                                ---------------

                                                               [       ], 199[ ]

To:  The [Representative[s] of the] Underwriters identified herein


Ladies and Gentlemen:

          Case Credit Corporation agrees to sell to the several Underwriters named [in Schedule A hereto] [below] for their respective accounts, on and subject to the terms and conditions of the document entitled "Case Credit
Corporation, Debt Securities, Underwriting Agreement" dated [         ], [    ]
a copy of which is attached hereto as Annex I ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

          Title: [  %] [Floating Rate]--Notes--Debentures--Bonds--
Due               .

          Principal Amount: $           .

          Interest:  [  % per annum, from                          , 19  ,
payable semiannually on            and           , commencing            ,
19  , to holders of record on the preceding           or           ,
as the case may be]. [Zero coupon.]

          Maturity:                             ,                     .

          Optional Redemption:

          Sinking Fund:

          Listing:  [None.] [ Stock Exchange.] [The Nasdaq Stock Market.]

          Delayed Delivery Contracts:  [None.] [Delivery Date[s] shall be
              , 19  . Underwriters' fee is    % of the principal amount of the
Contract Securities.]

          Purchase Price:    % of principal amount, plus accrued interest[, if
any,] from              , 19  .

          Expected Reoffering Price:    % of principal amount, subject to
change by the [Representative[s]] [Underwriters].

          Closing:              A.M. on                 , 19     , at the
offices of Mayer, Brown & Platt, 190 S. LaSalle Street, Chicago, Illinois 60603, [[in New York] [Chicago] Clearing House [Federal (same day)] funds.

          Settlement and Trading: [Physical certificated form.] [Book-Entry Only via DTC.]

          Blackout: Until      days after the Closing Date.

          [Name[s] and Address[es] of [Representative[s]] [Underwriter[s]]:]

          The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

          The provisions of the Underwriting Agreement are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Underwriting Agreement had been set forth in full herein. Terms defined in the Underwriting Agreement are used herein as therein defined.

          [The Offered Securities will be made available for checking and
packaging at the office of                   at least 24 hours prior to the
Closing Date.]

          For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of [(i)] the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments--and--, --stabilizing [and passive market making] on the inside front cover page of the prospectus supplement--and--, --the concession and reallowance figures appearing in the paragraph under the caption "Underwriting" in the prospectus supplement [If paragraph regarding passive market making is included, insert--and the information contained in the paragraph under the caption "Underwriting" in the prospectus supplement] [If applicable, insert--; and (ii) the following information in the prospectus supplement furnished on behalf of [insert name of Underwriter]: [insert description of information, such as material relationship disclosure under the caption "Underwriting" in the prospectus supplement].

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       CASE CREDIT CORPORATION


                                       By: ____________________________________
                                                                 [Insert title]

The foregoing Terms Agreement is hereby
  confirmed and accepted as of the date
  first above written.

[If no co-representative, use first
  confirmation form.  If co-
  representative, use second.]

  [NAMES OF REPRESENTATIVES]

  By ___________________________________
                          [Insert title]

[Acting on behalf of itself and
  as the Representative of the
  several Underwriters.]